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Unique Fabricating, Inc. Raises $4.4 Million, Amends Forbearance Agreement

Auburn Hills, MI – September 21, 2021 — Unique Fabricating, Inc. (NYSE American: UFAB) (the “Company”), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer markets, today announced that it has raised approximately $4.4 million through a private offering and sale of public equity of 1,954,000 shares of common stock at a price of $2.25 per share in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Taglich Brothers, Inc. acted as placement agent for the offering. The Company received net proceeds of $4,044,780 after payment of selling commissions and Taglich’s expenses. Taglich also received warrants to purchase 156,320 shares of common stock, exercisable for five years at a price per share of $3.12. The Company intends to utilize the net proceeds for general corporate purposes and initially to reduce borrowings under its revolving credit facility, which subject to availability and compliance with the terms of the revolving line of credit, as amended, including by the Forbearance Agreement, may be reborrowed by the Company.
“This transaction strengthens our balance sheet and reduces our debt levels, as we continue to navigate the industry wide supply chain and pandemic-related challenges impacting our customers and our company,” said Doug Cain, President and Chief Executive Officer. “We continue to appreciate the strong support from our investors and lenders, who have worked collaboratively with us, demonstrating that they share management’s positive outlook when the chip shortage abates. We will continue to work with our bank syndicate over the next several months to secure a mutually beneficial long-term agreement.”
The Company is also simultaneously amending its Forbearance Agreement with its Lenders. The Company has entered into the Second Amendment to the Forbearance Agreement that, among other things, revises the financial covenants contained within the Forbearance Agreement. The revised financial covenants are reflective of the anticipated impact of the ongoing semiconductor shortage and its impact on demand for the Company’s products from its automotive customers.
The securities that will be sold in the private placement have not been registered under the Securities Act, or under applicable state or other applicable jurisdiction’s securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state or other jurisdiction’s securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the shares of common stock that will be issued in the private placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. The

Company leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about the use of proceeds from the financing, the Company’s efforts to refinance its credit facility and the anticipated filing of a registration statement relating to potential resales of securities issued at closing of the private placement. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and the Company does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.